# PROMISSORY NOTE AGREEMENT

**Loan Amount: $10,000 USD** **Due: September 30 2019**

For value received, the undersigned, Intellisense Solutions Inc., promises to pay to Amir Uziel ("Holder"), the sum of Ten Thousand United States Dollars (USD$10,000) (the "Principal Amount"), with interest on so much of the Principal Amount as shall from time to time remain unpaid, at a rate which is eight percent (8%) per annum.

Repayment to the Holder of the Principal Amount, in addition to accrued interest, shall be made by money wire payable to and delivered to Amir Uziel, 5 Shira street Rishon Lezion, Israel, and shall be on or before **September 30**, 2019.

The undersigned herein waives presentment, demand, notice of dishonor and protest or further notice of any kind and agrees that it shall remain liable in respect of this Promissory Note Agreement as if presentment, demand, notice of dishonor and protest had been duly made or given.

Dated this 20th day of March, 2019.

Eyal Ben Ami
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Intellisense Solutions Inc.
Eyal Ben Ami – CEO